Exhibit 99.1

Press Release
Investor / Media contact:
Tony Schulte
513.397.9540
tony.schulte@cinbell.com
Consistent Execution Drives Improved First Quarter Results
for Cincinnati Bell
Wireless subscriber base passes 500,000; data and technology operations and reduced interest expense lead to strong first quarter performance
     CINCINNATI — May 2, 2006 — Cincinnati Bell Inc. (NYSE:CBB) today announced improved results for the first quarter driven by continued growth in data and technology operations, strong wireless net additions and lower interest expense. For the quarter, revenue was $298 million with operating income of $71 million and net income of $14 million, or 5 cents per share. Excluding special items, net income was $22 million or 8 cents per share, up $6 million or 3 cents per share from the first quarter of 2005 also excluding special items. Special items in the current quarter include a reserve established in anticipation of settling two previously disclosed shareholder lawsuits and a write-off of state net operating loss carry-forwards.
     “Providing a superior local network and outstanding customer service drove reduced churn and helped Cincinnati Bell Wireless surpass 500,000 subscribers for the first time ever,” said Jack Cassidy, president and chief executive officer of Cincinnati Bell, Inc. “This milestone is yet another demonstration of our ability to execute our strategy, succeed in a highly competitive market and continue to deliver value to our customers.”
First Quarter Highlights
•	Net postpaid wireless additions totaled 13,000, the best first-quarter performance since 2001. Meanwhile, postpaid wireless churn improved to 1.4 percent, the lowest level since the third quarter of 2000. Subscriber migration to the GSM network continued with less than 5 percent of total minutes of use now occurring on the TDMA network. The company expects to migrate all remaining customers off of its TDMA network by June 30, 2006.

•	Penetration of the company’s “Super Bundle” of services climbed to 27 percent of Cincinnati Bell households within its traditional operating area, reflecting the

Press Release
addition of 5,000 subscribers in the quarter. Bundling success drove revenue per household to an all-time high of $81, up 4 percent from a year ago.

•	Cincinnati Bell’s DSL subscriber base grew to 171,000, a 21 percent increase versus the first quarter of 2005. Penetration of in-territory consumer primary access lines reached 28 percent, representing 150,000 subscribers. Total in-territory access line penetration was 19 percent, a gain of 4 percentage points from a year ago.

•	Free cash flow[1] of $30 million in the first quarter of 2006 was a $16 million improvement from the first quarter of 2005 due largely to a reduction in financing fees.
Financial and Operations Review
     “Improved performance in the first quarter is the direct result of focused execution of our strategy,” said Brian Ross, chief financial officer of Cincinnati Bell. “Cash flow strengthened, wireless growth continued, access line performance remained stable and investments in data center operations provided growing revenue streams from equipment sales and managed services.”
     Cincinnati Bell recorded quarterly revenue of $298 million, an increase of 3 percent, or $10 million, from the first quarter of 2005. Higher contributions from equipment sales, managed services and data more than offset lower local voice revenue and reduced wireless roaming revenue, a result of the merger of AT&T Wireless and Cingular Wireless. Adjusted EBITDA2 (earnings before interest, taxes, depreciation and amortization) was $112 million, down $9 million from the first quarter of 2005. The margin associated with lower local voice revenue and increased expenses supporting a 43 percent increase in postpaid gross activations accounted for the majority of the decline.
     As reported in a Form 8-K filed with the SEC on May 1, 2006, Cincinnati Bell has entered into a Memorandum of Understanding (MOU) to settle two previously disclosed shareholder lawsuits. The company has reserved $6 million in the first quarter of 2006 to reflect its anticipated contribution to the settlement fund and to cover other settlement-related expenses. Under the terms of the MOU, the total settlement is $36 million, which includes the insurance companies’ portion of the settlement. Adjusted EBITDA excludes the charge associated with the litigation settlement.

Press Release
Local Communications Services
     Total access line performance was stable as the rate of loss was 4.1 percent equaling the rate of loss during the fourth quarter of 2005. At the end of the quarter, Cincinnati Bell had 40,000 out-of-territory access lines, up 31 percent from the prior year. Wireless substitution continued to be the primary reason for the loss of in-territory lines, as the impact of cable telephony remained muted; and, in fact, the number of lines lost to cable telephony decreased from the prior quarter.
     The Local segment produced quarterly revenue of $186 million, down 2 percent from the first quarter of 2005 as a 17 percent increase in DSL revenue partially offset lower voice revenue. Adjusted EBITDA of $95 million declined 2 percent from the prior year. An 8 percent reduction of selling, general and administrative expense partially offset the impact of lower access lines.
Wireless Services
     Accelerated subscriber growth continued in the first quarter with postpaid net activations of 13,000, an increase of 19,000 from a year ago. Gross activations totaled 26,000, up 43 percent from the first quarter of 2005. On a sequential basis, postpaid average revenue per user (ARPU) of $45 was essentially unchanged. Gross activations for prepaid were up 14 percent from a year ago resulting in net activations of 2,000. Prepaid ARPU improved sequentially to $20 reflecting the impact of mobile-to-mobile rate plans introduced in the fourth quarter of 2005.
     The Wireless segment generated quarterly revenue of $62 million, up 7 percent sequentially, showing positive sequential growth for the first time since the second quarter of 2004. Revenue was also up 1 percent from the first quarter of 2005 as growth in data and equipment revenue more than offset lower subscriber voice revenue and a reduction in roaming revenue related to the merger of AT&T Wireless and Cingular.
     Adjusted EBITDA for the first quarter of 2006 decreased by $7 million compared to the first quarter of 2005. The decrease is primarily due to increased expenses supporting growing wireless activations and reduced wireless roaming revenue.
     Operating income of $4 million for the Wireless segment increased by $24 million compared to the first quarter a year ago. Operating income for the first quarter of 2005 includes a $24 million write-down of the company’s TDMA network assets.

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Decreased depreciation due to the write-down of TDMA assets offset the increased costs associated with the growing activations and reduced roaming revenue.
     During the quarter, Cincinnati Bell completed the purchase of the 20 percent interest in Cincinnati Bell Wireless that was owned by Cingular Wireless. As previously announced, the purchase price was $83 million. Cincinnati Bell now owns 100 percent of Cincinnati Bell Wireless. This acquisition has no effect on the company’s operating income, which historically has included 100 percent of Wireless operating income; however, the acquisition eliminates the reduction to the company’s net income for the 20 percent Wireless minority interest.
Hardware and Managed Services
     The primary operations of the Hardware and Managed Services segment include three fully leased data centers providing data co-location and managed services to key enterprise customers. Driven by strong equipment sales and growing data center and related managed service activity, revenue from the Hardware and Managed Services segment increased 43 percent from the first quarter of 2005 to $39 million in the first quarter. Adjusted EBITDA was up 15 percent to $3 million from a year ago.
Other Communications Services
     The Other Communications Services segment, which includes long distance, security monitoring and payphone operations, generated revenue of $20 million, up 4 percent from the first quarter of 2005. Adjusted EBITDA of $7 million increased 13 percent from a year ago on the strength of growing business revenue and reduced sales and marketing expense.
Conference Call/Webcast
     Cincinnati Bell will host a conference call today at 10:00 a.m. (EDT) to discuss its results for the first quarter 2006. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 866.278.7926. International callers may dial 904.596.2360. A taped replay call will be available one hour after the conclusion of the teleconference until 5:00 p.m. (EDT) on May 16, 2006. For U.S. callers, the replay will be available at 888.284.7564. For international callers, the replay will be available at 904.596.3174. The replay

Press Release
reference number is 186309. An archived version of the webcast will also be available at www.cincinnatibell.com.
Safe Harbor Note
Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: Cincinnati Bell’s ability to maintain its market position in communications services, including wireless, wireline and internet services; general economic trends affecting the purchase or supply of telecommunication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; and Cincinnati Bell’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of May 2, 2006. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.
Use of Non-GAAP Financial Measures
This press release contains information about free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA). These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of free cash flow and adjusted EBITDA to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.
1Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as SFAS 95 cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt and for the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change

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in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies.
2Adjusted EBITDA provides a useful measure of operational performance. The company defines adjusted EBITDA as GAAP Operating Income plus depreciation, amortization, restructuring charges, asset impairments and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with Adjusted EBITDA as defined by other companies.
About Cincinnati Bell Inc.
Cincinnati Bell Inc. (NYSE:CBB) is parent to one of the nation’s most-respected and best-performing local exchange and wireless providers with a legacy of unparalleled customer service excellence. With headquarters in Cincinnati, Ohio, Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. For more information, visit www.cincinnatibell.com.
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Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months
	Ended March 31,		%
(dollars in millions, except per share amounts)	2006	2005	Change
Revenue	$298.2	$288.6	3%

Costs and expenses
Cost of services and products	128.0	109.2	17%
Selling, general and administrative	58.3	58.1	0%
Depreciation and amortization	34.4	43.0	(20%)
Shareholder claim settlement	6.3	—	n/m
Asset impairments and other charges	0.1	23.1	(100%)

Operating income	71.1	55.2	29%

Minority interest expense (income)	0.4	(4.3)	(109%)
Interest expense	39.6	50.5	(22%)
Loss on extinguishment of debt	—	7.9	(100%)
Other expense (income), net	(0.1)	0.5	(120%)

Income before income taxes	31.2	0.6	n/m
Income tax expense	17.1	3.8	n/m

Net income (loss)	14.1	(3.2)	n/m

Preferred stock dividends	2.6	2.6	0%

Net income (loss) applicable to common shareowners	$11.5	$(5.8)	n/m

Basic earnings (loss) per common share	$0.05	$(0.02)

Diluted earnings (loss) per common share	$0.05	$(0.02)

Weighted average common shares outstanding (millions)
— Basic	246.6	245.6
— Diluted	251.2	245.6

Cincinnati Bell Inc.
Segment Information
(Unaudited)

	Three Months
	Ended March 31,		%
(dollars in millions)	2006	2005	Change
Local
Revenue
Voice	$121.0	$128.0	(5%)
Data	56.6	53.2	6%
Other	8.7	9.0	(3%)

Total revenue	186.3	190.2	(2%)

Operating costs and expenses:
Cost of services and products	58.7	57.7	2%
Selling, general and administrative	32.5	35.4	(8%)
Depreciation	25.6	27.1	(6%)

Total operating costs and expenses	116.8	120.2	(3%)

Operating income	$69.5	$70.0	(1%)

Wireless
Revenue
Service	$55.3	$55.6	(1%)
Equipment	6.5	5.6	16%

Total revenue	61.8	61.2	1%
Operating costs and expenses:
Cost of services and products	36.2	29.3	24%
Selling, general and administrative	14.3	13.4	7%
Depreciation and amortization	7.5	14.9	(50%)
Asset impairments and other charges	—	23.7	n/m

Total operating costs and expenses	58.0	81.3	(29%)

Operating income (loss)	$3.8	$(20.1)	n/m

Hardware & Managed Services
Revenue
Hardware	$21.2	$12.3	72%
Managed services	17.6	14.8	19%

Total revenue	38.8	27.1	43%

Operating costs and expenses:
Cost of services and products	30.5	20.3	50%
Selling, general and administrative	5.2	4.1	27%
Depreciation	0.8	0.5	60%
Asset impairments and other charges (credits)	—	(0.1)	n/m

Total operating costs and expenses	36.5	24.8	47%

Operating income	$2.3	$2.3	(0%)

Other
Revenue	$19.7	$19.0	4%
Operating costs and expenses:

Cost of services and products	9.1	8.8	3%
Selling, general and administrative	3.5	3.9	(10%)
Depreciation	0.5	0.4	25%

Total operating costs and expenses	13.1	13.1	(0%)

Operating income	$6.6	$5.9	12%

Broadband
Revenue	$—	$—	n/m

Costs, expenses, gains and losses:
Selling, general and administrative	0.4	(0.8)	n/m
Depreciation	—	—	n/m

Asset impairments and other charges (credits)	0.1	(0.5)	n/m

Total costs, expenses, gains and losses	0.5	(1.3)	n/m

Operating income (loss)	$(0.5)	$1.3	n/m

Cincinnati Bell Inc.
Segment Information
(Unaudited)

	Three Months
	Ended March 31,		%
(dollars in millions)	2006	2005	Change
Revenue
Local	$186.3	$190.2	(2%)
Wireless	61.8	61.2	1%
Hardware & Managed Services	38.8	27.1	43%
Other	19.7	19.0	4%
Broadband	—	—	n/m
Corporate and eliminations	(8.4)	(8.9)	(6%)

Total revenue	$298.2	$288.6	3%

Cost of Services and Products
Local	$58.7	$57.7	2%
Wireless	36.2	29.3	24%
Hardware & Managed Services	30.5	20.3	50%
Other	9.1	8.8	3%
Broadband	—	—	n/m
Corporate and eliminations	(6.5)	(6.9)	(6%)

Total cost of services and products	$128.0	$109.2	17%

Selling, General & Administrative
Local	$32.5	$35.4	(8%)
Wireless	14.3	13.4	7%
Hardware & Managed Services	5.2	4.1	27%
Other	3.5	3.9	(10%)
Broadband	0.4	(0.8)	n/m
Corporate and eliminations	2.4	2.1	14%

Total selling, general & administrative	$58.3	$58.1	0%

Depreciation and Amortization
Local	$25.6	$27.1	(6%)
Wireless	7.5	14.9	(50%)
Hardware & Managed Services	0.8	0.5	60%
Other	0.5	0.4	25%
Broadband	—	—	n/m
Corporate and eliminations	—	0.1	n/m

Total depreciation and amortization	$34.4	$43.0	(20%)

Asset Impairments, Shareholder Claim Settlement and Other Charges (Credits)
Local	$—	$—	n/m
Wireless	—	23.7	n/m
Hardware & Managed Services	—	(0.1)	n/m
Other	—	—	n/m
Broadband	0.1	(0.5)	n/m
Corporate and eliminations	6.3	—	n/m

Total asset impairments, shareholder claim settlement and other charges (credits)	$6.4	$23.1	n/m

Operating Income
Local	$69.5	$70.0	(1%)
Wireless	3.8	(20.1)	n/m
Hardware & Managed Services	2.3	2.3	(0%)
Other	6.6	5.9	12%
Broadband	(0.5)	1.3	n/m
Corporate and eliminations	(10.6)	(4.2)	n/m

Total operating income	$71.1	$55.2	29%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	March 31,	December 31,
(in thousands)	2006	2005
Local access lines	920.9	930.6
DSL subscribers	170.8	162.5
Custom Connections (Super Bundle) subscribers	155.9	150.3

GSM:
Postpaid wireless subscribers	285.0	251.2
Prepaid wireless subscribers	160.8	148.4
TDMA:
Postpaid wireless subscribers	42.7	63.9
Prepaid wireless subscribers	21.5	32.1

Total wireless subscribers	510.0	495.6

Consumer long distance lines	408.7	412.6
Business long distance lines	152.6	151.1

Total long distance lines	561.3	563.7

Cincinnati Bell Telephone
Local Access Line Detail
(Unaudited)

	2004				2005				2006
(in thousands)	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Local Access Lines

In-Territory:
Primary Residential	611.8	606.3	601.5	592.7	584.2	573.0	563.9	555.7	547.4
Secondary Residential	56.0	54.0	52.2	50.5	48.9	47.1	45.4	43.9	42.4
Business/Other	301.5	299.6	298.4	296.6	296.1	294.3	292.9	293.3	290.9

Total In-Territory	969.3	959.9	952.1	939.8	929.2	914.4	902.2	892.9	880.7

Out-of-Territory:
Primary Residential	4.6	10.9	15.8	18.4	17.7	18.4	20.5	21.5	22.8
Secondary Residential	0.2	0.6	0.7	0.8	0.8	0.9	1.0	1.0	1.1
Business/Other	6.8	8.0	9.9	11.1	12.2	12.8	13.9	15.2	16.3

Total Out-of-Territory	11.6	19.5	26.4	30.3	30.7	32.1	35.4	37.7	40.2

Total Access Lines	980.9	979.4	978.5	970.1	959.9	946.5	937.6	930.6	920.9

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)

	March 31,	December 31,	Change
(dollars in millions)	2006	2005	$	%
Credit facility, revolver	$60.0	$—	$60.0	n/m
Credit facility, tranche B term loan	398.0	399.0	(1.0)	(0%)
Cincinnati Bell Telephone notes	230.0	230.0	—	0%
7 1/4% Senior Notes due 2013	500.0	500.0	—	0%
7 1/4% Senior Notes due 2023	50.0	50.0	—	0%
8 3/8% Senior Subordinated Notes due 2014	627.1	633.4	(6.3)	(1%)
7% Senior Notes due 2015	242.7	246.4	(3.7)	(2%)
Capital leases	21.0	22.2	(1.2)	(5%)
Other short-term debt	1.4	2.4	(1.0)	(42%)
Other long-term debt	0.2	0.3	(0.1)	(33%)
Net unamortized premium	0.9	1.0	(0.1)	(10%)

Total debt	2,131.3	2,084.7	46.6	2%

Add: Interest rate swap liability	20.2	10.2	10.0	98%
Less: Cash and cash equivalents	(29.0)	(25.7)	(3.3)	13%

Net debt (as defined by the company)	$2,122.5	$2,069.2	$53.3	3%

Credit facility availability	$183.7	$243.6	$(59.9)	(25%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months
	Ended March 31,
	2006	2005
(dollars in millions)
Cash provided by operating activities	$65.2	$64.4

Capital expenditures	(35.6)	(28.0)
Acquisition of remaining minority interest in CBW	(83.2)	—
Other	1.4	—

Cash used in investing activities	(117.4)	(28.0)

Issuance of long-term debt	—	352.0
Increase in corporate credit facility, net	60.0	75.0
Repayment of debt	(3.3)	(440.8)
Debt issuance costs and consent fees	—	(21.0)
Issuance of common shares — exercise of stock options	0.6	0.9
Preferred stock dividends paid	(2.6)	(2.6)
Other	0.8	—

Cash provided by (used in) financing activities	55.5	(36.5)

Net increase (decrease) in cash and cash equivalents	3.3	(0.1)
Cash and cash equivalents at beginning of period	25.7	24.9

Cash and cash equivalents at end of period	$29.0	$24.8

Reconciliation of GAAP Cash Flow to Free Cash Flow as defined by the company
Net increase (decrease) in cash and cash equivalents	$3.3	$(0.1)
Less adjustments:
Issuance of long-term debt and corporate credit facility	(60.0)	(427.0)
Repayment of debt	3.3	440.8
Acquisition of remaining minority interest in CBW	83.2	—

Free cash flow (as defined by the company)	$29.8	$13.7

Income tax refunds / (payments)	$(0.5)	$0.5

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)

	Three Months Ended March 31, 2006
(dollars in millions)	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$69.5	$3.8	$2.3	$6.6	$(0.5)	$(10.6)	$71.1

Add:
Depreciation and amortization	25.6	7.5	0.8	0.5	—	—	34.4
Asset impairments, shareholder claim settlement and other charges	—	—	—	—	0.1	6.3	6.4

EBITDA (Non-GAAP)	$95.1	$11.3	$3.1	$7.1	$(0.4)	$(4.3)	$111.9

	Three Months Ended March 31, 2005
	Local	Wireless	HMS	Other	Broadband	Corporate	Total Company
Operating Income (GAAP)	$70.0	$(20.1)	$2.3	$5.9	$1.3	$(4.2)	$55.2

Add:
Depreciation and amortization	27.1	14.9	0.5	0.4	—	0.1	43.0
Asset impairments and other charges	—	23.7	(0.1)	—	(0.5)	—	23.1

EBITDA (Non-GAAP)	$97.1	$18.5	$2.7	$6.3	$0.8	$(4.1)	$121.3

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

	Three	Special Items		Three
	Months Ended	Shareholder	Income	Months Ended
	March 31,	Claim	Tax	March 31, 2006
(dollars in millions, except per share amounts)	2006 (GAAP)	Settlement	Expense	Before Special Items (Non-GAAP)
		A	B
Revenue	$298.2	$—	$—	$298.2

Costs and expenses
Cost of services and products	128.0	—	—	128.0
Selling, general and administrative	58.3	—	—	58.3
Depreciation and amortization	34.4	—	—	34.4
Shareholder claim settlement	6.3	(6.3)	—	—
Asset impairments and other charges	0.1	—	—	0.1

Operating income	71.1	6.3	—	77.4

Minority interest expense	0.4	—	—	0.4
Interest expense	39.6	—	—	39.6
Other income, net	(0.1)	—	—	(0.1)

Income before income taxes	31.2	6.3	—	37.5
Income tax expense	17.1	2.5	(3.6)	16.0

Net income	14.1	3.8	3.6	21.5

Preferred stock dividends	2.6	—	—	2.6

Net income applicable to common shareowners	$11.5	$3.8	$3.6	$18.9

Weighted average diluted common shares	251.2	251.2	251.2	251.2

Diluted earnings per common share	$0.05	$0.02	$0.01	$0.08

Normalized results have been adjusted for the following:

A Reserve of $6.3 million recorded to cover the Company’s anticipated contribution to the settlement fund, and other settlement related expenses, for shareholder claim.

B Kentucky net operating loss carry-forward write-off due to regulations issued in first quarter 2006.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) — Reconciliation to Reported Results
(Unaudited)

		Three	Special Items						Three
		Months Ended					Asset		Months Ended
		March 31,	Income Tax		Debt		Impairments		March 31, 2005
(dollars in millions - except per share amounts)		2005 (GAAP)	Expense		Extinguishment		and Other Charges		Before Special Items (Non-GAAP)
			A		B		C
Revenue		$288.6	$—		$—		$—		$288.6

Costs and Expenses
Cost of services and products		109.2	—		—		—		109.2
Selling, general and administrative		58.1	—		—		—		58.1
Depreciation and amortization		43.0	—		—		—		43.0
Asset impairments and other charges		23.1	—		—		(23.1)		—

Operating income		55.2	—		—		23.1		78.3

Minority interest expense (income)		(4.3)	—		—		4.6		0.3
Interest expense		50.5	—		—		—		50.5
Loss on extinguishment of debt		7.9	—		(7.9)		—		—
Other expense, net		0.5	—		—		—		0.5

Income before income taxes		0.6	—		7.9		18.5		27.0
Income tax expense		3.8	(3.4)		3.2		7.4		11.0

Net income (loss)		(3.2)	3.4		4.7		11.1		16.0

Preferred stock dividends		2.6	—		—		—		2.6

Net income (loss) applicable to common shareowners		$(5.8)	$3.4		$4.7		$11.1		$13.4

Weighted average diluted common shares		245.6	250.8	(1)	250.8	(1)	250.8	(1)	250.8	(1)
	(1)

Diluted earnings (loss) per common share		$(0.02)	$0.01		$0.02		$0.04		$0.05

(1)	Shares have been adjusted for dilutive common stock equivalents that result after excluding the special items from earnings.
Normalized results have been adjusted for the following:

A Write-down of certain state deferred tax assets due to change in future state income tax rates,

B Non-cash loss of $7.9 million due to the extinguishment of the company’s prior credit facility, and

C Asset impairments and other charges of $23.1 million, substantially all of which related to a write-down of the company’s TDMA network assets.